PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 10

ARTICLES SUPPLEMENTARY

Prudential Investment Portfolios, Inc. 10, a Maryland corporation (the “Corporation”), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation (the “Board of Directors”) by Article SIXTH of the charter of the Corporation (the “Charter”), the Board of Directors has duly reclassified and designated authorized but unissued shares of Common Stock, $.001 par value per share, of the Corporation, including all authorized but unissued shares of Class M Common Stock, $0.001 par value per share, and Class X Common Stock, $0.001 par value per share, as 2,970,000,000 shares of Common Stock, $.001 par value per share, of Prudential Jennison Equity Income Fund (previously, 725,000,000 shares of Common Stock, $.001 par value per share, were allocated to Prudential Jennison Equity Income Fund), allocated and designated as follows:

Prudential Jennison Equity Income Fund 2,970,000,000 shares

Class A Common Stock 1,250,000,000 shares

Class B Common Stock 20,000,000 shares

Class C Common Stock 300,000,000 shares

Class Q Common Stock 75,000,000 shares

Class R Common Stock 75,000,000 shares

Class Z Common Stock 1,250,000,000 shares

SECOND: (a) Pursuant to authority expressly vested in the Board of Directors by Article SIXTH of the Charter, the Board of Directors has duly reclassified and designated authorized but unissued shares of Common Stock, $.001 par value per share, of the Corporation, including all authorized but unissued shares of Class M Common Stock, $0.001 par value per share, and Class X Common Stock, $0.001 par value per share, as 375,000,000 shares of Common Stock, $.001 par value per share, of Prudential Mid-Cap Value Fund, including 75,000,000 shares of Class R Common Stock, $.001 par value per share, of Prudential Mid-Cap Value Fund (as used in this Article SECOND, “Class R Common Stock”) (previously, 175,000,000 shares of Common Stock, $.001 par value per share, were allocated to Prudential Mid-Cap Value Fund), allocated and designated as follows:

Prudential Mid-Cap Value Fund 375,000,000 shares

Class A Common Stock 150,000,000 shares

Class B Common Stock 5,000,000 shares

Class C Common Stock 30,000,000 shares

Class Q Common Stock 40,000,000 shares

Class R Common Stock 75,000,000 shares

Class Z Common Stock 75,000,000 shares

(b) Each share of Class R Common Stock shall represent the same proportionate interest in Prudential Mid-Cap Value Fund and has identical voting, dividend, liquidation and other rights as shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Q Common Stock and Class Z Common Stock of Prudential Mid-Cap Value Fund.

(c) Notwithstanding the foregoing and anything in the Charter to the contrary, shares of Class R Common Stock shall be issued and sold without any sales loads or charges, whether initial, deferred or contingent, or any combination thereof. Shares of Class R Common Stock may have such different exchange rights as the Board of Directors shall provide in compliance with the Investment Company Act of 1940, as amended.

THIRD: Prior to the reclassification and designation authorized by these Articles Supplementary, the total number of shares of all classes and series of stock which the Corporation had authority to issue was 5,500,000,000 shares, $.001 par value per share, having an aggregate par value of $5,500,000, classified and designated among the funds of the Corporation (each, a “Fund” and, collectively, the “Funds”) as follows:

Prudential Jennison Equity Income Fund 725,000,000 shares

Class A Common Stock 253,000,000 shares

Class B Common Stock 20,000,000 shares

Class C Common Stock 150,000,000 shares

Class M Common Stock 1,000,000 shares

Class Q Common Stock 75,000,000 shares

Class R Common Stock 75,000,000 shares

Class X Common Stock 1,000,000 shares

Class Z Common Stock 150,000,000 shares

Prudential Mid-Cap Value Fund 175,000,000 shares

Class A Common Stock 52,000,000 shares

Class B Common Stock 10,000,000 shares

Class C Common Stock 30,000,000 shares

Class M Common Stock 2,000,000 shares

Class Q Common Stock 40,000,000 shares

Class X Common Stock 1,000,000 shares

Class Z Common Stock 40,000,000 shares

FOURTH: As reclassified and designated hereby, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 5,500,000,000 shares, $.001 par value per share, having an aggregate par value of $5,500,000, consisting of 2,155,000,000 unclassified and undesignated shares and 2,970,000,000 shares of Prudential Jennison Equity Income Fund and 375,000,000 shares of Prudential Mid-Cap Value Fund further classified and designated between the Funds as follows:

Prudential Jennison Equity Income Fund 2,970,000,000 shares

Class A Common Stock 1,250,000,000 shares

Class B Common Stock 20,000,000 shares

Class C Common Stock 300,000,000 shares

Class Q Common Stock 75,000,000 shares

Class R Common Stock 75,000,000 shares

Class Z Common Stock 1,250,000,000 shares

Prudential Mid-Cap Value Fund 375,000,000 shares

Class A Common Stock 150,000,000 shares

Class B Common Stock 5,000,000 shares

Class C Common Stock 30,000,000 shares

Class Q Common Stock 40,000,000 shares

Class R Common Stock 75,000,000 shares

Class Z Common Stock 75,000,000 shares

FIFTH: The terms of shares of all classes or series of stock of the Corporation (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption) are as provided in the Charter and remain unchanged by these Articles Supplementary.

SIXTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940. The stock of the Corporation has been classified by the Board of Directors under authority contained in the Charter.

SEVENTH: These Articles Supplementary shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

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[Signatures follow on next page]

IN WITNESS WHEREOF, Prudential Investment Portfolios, Inc. 10 has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on October 20, 2014.

WITNESS: PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 10

/s/ Jonathan Shain         By:  /s/ Stuart S. Parker

Jonathan Shain,            Stuart S. Parker,

Assistant Secretary       President

THE UNDERSIGNED, President of Prudential Investment Portfolios, Inc. 10, who executed on behalf of the Corporation the foregoing Articles Supplementary which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of her knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Stuart S. Parker
Stuart S. Parker, President